Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

LIQUIDNET HOLDINGS, INC.

(A Delaware Corporation)

ARTICLE 1

STOCK AND STOCKHOLDERS

1.  CERTIFICATES REPRESENTING STOCK.  The shares of stock of Liquidnet Holdings, Inc. (the “Corporation”) shall be represented by certificates, provided that the Board of Directors of the Corporation (the “Board”) may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Notwithstanding the adoption of such a resolution by the Board, to the extent, if any, required by applicable law, every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board or the Chief Executive Officer or the Chief Operating Officer or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation.  Any and all signatures on any such certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificate representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Delaware General Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

2.  FRACTIONAL SHARE INTERESTS.  The Corporation may, but shall not be required to, issue fractions of a share of stock.  If the Corporation does not issue fractions of a share, it shall (a) arrange for the disposition of fractional interests by those entitled thereto, (b) pay in cash the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined, (c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.  A fractional share shall, but such scrip or warrants shall not unless provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation.  The Board may cause scrip or warrants to be issued subject to the condition that they shall become void if not exchanged for full shares of stock before a specified date, or subject to the condition that the shares of stock for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board may determine.

3.  STOCK TRANSFERS.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation by the registered holder thereof, or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and, in the case of stock represented by a certificate, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

4.  RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders.  Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the resolution fixing the record date for stockholder action is fixed by the Board, nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is delivered to the Corporation by delivery to its registered office in the State of Delaware, or the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.  When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof; provided, however, that the Board may fix a new record date for the adjourned meeting.

5.  STOCKHOLDER MEETINGS.

(a)  TIME.  The annual meeting shall be held on such date and at such time as may be designated by the Board for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting.  A special meeting shall be held on such date and at such time fixed by the Board.

(b)  PLACE.  Annual meetings and special meetings shall be held at such place, if any, within or without the State of Delaware, as the Board may from time to time fix.  Whenever the Board shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

(c)  SPECIAL MEETINGS.  Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board, the Chief Executive Officer or the President.  Business transacted at any special meeting of stockholders shall be limited to matters stated in the notice of meeting.

(d)  NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.  Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders by or at the direction of the Board or by any stockholder of the Corporation who was a stockholder of record on the record date established for the giving of notice of such meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in these By-laws.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing directors, nominations of persons for election as such directors may be made by or at the direction of the Board or by any stockholder of the Corporation who was a stockholder of record on the record date for the giving of notice of such meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in these By-laws.

For nominations or other business to be properly brought by a stockholder, the stockholder must have given timely advance notice in writing to the Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation (i) with respect to an annual meeting of the stockholders of the Corporation, not earlier than the close of business on the one-hundred-and-twentieth (120th) day, and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one-hundred-and-twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation; and (ii) with respect to a special meeting of stockholders of the Corporation for the election of directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in Section 5(e) of this Article 1 or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.  Any such notice to be given by a stockholder shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected); (b) as to any other business that the stockholder proposes to bring, and which may validly be brought, before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner and (z) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to shares of stock of the Corporation.

Only such persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as directors and only such business shall be conducted at a meeting of the stockholders as shall have been brought before the meeting in accordance with these By-laws. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth herein and, if any proposed nomination or business is not in compliance with procedures set forth herein, to declare that such defective proposal or nomination shall be disregarded.

Nothing herein shall be deemed to limit or restrict the procedures required to be followed in connection with stockholder proposals to be brought before a meeting of stockholders pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder.

(e)  NOTICE OR WAIVER OF NOTICE.  Written notice of all meetings shall be given, stating the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholder and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.  The notice of any meeting shall also include, or be accompanied by, any additional statements, information or documents prescribed by the Delaware General Corporation Law.  Except as otherwise provided by the Delaware General Corporation Law, a copy of the notice of any meeting shall be given, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail.  If a meeting is adjourned to another time, not more than thirty (30) days hence, and/or to another place, and if an announcement of the adjourned time and place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.  Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein.  Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

(f)  STOCKHOLDER LIST.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the Corporation’s principal place of business.  If the meeting is held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

(g)  CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting – the Chief Executive Officer, the President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

(h)  ADJOURNED MEETINGS. Whether or not a quorum shall be present in person or represented at any meeting of the stockholders, such meeting may be adjourned by the Board or the person presiding over such meeting, or by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting; provided, however, that if the holders of any class of stock of the Corporation are entitled to vote separately as a class upon any matter at such meeting, any adjournment of the meeting by the stockholders in respect of action by such class upon such matter shall be determined by the holders of a majority of the voting power of all outstanding shares of such class present in person or represented by proxy and entitled to vote at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, or the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken or are otherwise publicly announced or disclosed. At the adjourned meeting the stockholders, or the holders of any class of stock entitled to vote separately as a class, as the case may be, may transact any business which might have been transacted by them at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. The Board may postpone any meeting of stockholders or cancel any special meeting of stockholders by public announcement or disclosure prior to the time scheduled for the meeting.

(i)  PROXY REPRESENTATION.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy.  A stockholder may authorize a valid proxy by executing a, se

(j)  INSPECTORS.  The Board, in advance of any meeting shall appoint one or more inspectors of election of the vote to act at the meeting or any adjournment thereof and to make a written report thereof.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If an inspector or inspectors or alternate inspector are not appointed, the person presiding at the meeting shall appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspector or inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

(k)  QUORUM.  At any meeting of the stockholders, the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number of shares shall be required by law, by the Certificate of Incorporation or by these By-laws, in which case the representation of the number of shares so required shall constitute a quorum; provided that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority of the voting power of all outstanding shares of such class, present in person or represented by proxy, shall constitute a quorum for purposes of such class vote unless the representation of a larger number of shares of such class shall be required by law, by the Certificate of Incorporation or by these By-laws.

(l)  VOTING.  Except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation, each share of stock entitled to vote shall entitle the holder thereof to one vote in person or by proxy.  In the election of directors, a plurality of the votes cast shall elect.  Any other action shall be authorized if the votes cast in favor of such action exceed the votes cast against it, except where the Delaware General Corporation Law or these By-laws or the Certificate of Incorporation prescribes a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot. Voting by ballot shall not be required for any other corporate action except as otherwise provided by the Delaware General Corporation Law.

ARTICLE 2

DIRECTORS

1.  POWERS AND DEFINITION.  The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board.  The phrase “whole Board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.  QUALIFICATIONS AND NUMBER.  A director need not be a stockholder of the Corporation, a citizen of the United States, or a resident of the State of Delaware.  The number of directors of the Corporation and the number of directors in each class shall be determined in accordance with the Certificate of Incorporation.

3.  ELECTION; TERM; RESIGNATION: REMOVAL; VACANCIES.

(a) ELECTION AND TERM.  Each director shall hold office until the next election of the class or category for which such director shall have been chosen, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

(b) RESIGNATION.  Any director may resign at any time upon written notice to the Board or to the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

(c) REMOVAL.  No director may be removed except as provided in the Certificate of Incorporation.

(d) VACANCIES AND NEWLY CREATED DIRECTORSHIPS.  Vacancies in the Board occurring for any reason and newly created directorships resulting from any increase in the authorized number of directors shall be filled only in the manner provided in the Certificate of Incorporation.

4.  MEETINGS.

(a)  TIME.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

(b)  PLACE.  Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.  The Board may determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication.

(c)  CALL.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Chief Executive Officer, the President, the Secretary or any two (2) of the directors in office.

(d)  NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed and publicized among all directors.  Notice of the day, hour and place of holding of each special meeting shall be given by mailing the same at least two (2) days before the meeting or by causing the same to be transmitted by telephone, facsimile, telegram or other electronic transmission at least one (1) day before the meeting to each director.  Notice need not be given to any director who submits a written waiver of notice signed by him before or after the time of the meeting.  Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the sole purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice.

(e)  QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board, except that if the number of directors constituting the whole Board is one, then one director shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as herein otherwise provided, and except as otherwise provided by the Delaware General Corporation Law and the Certificate of Incorporation, the act of the Board shall be the act by vote of a majority of the directors present at a meeting at which a quorum is present.

(f)  CHAIRMAN OF THE MEETING.  The Chairman of the Board, if one shall have been elected, shall preside at all meetings of the Board.  If, for any reason, the Chairman of the Board is not present at any meeting, or if no Chairman of the Board has been elected, any director chosen by the Board shall preside.

5.  COMMITTEES.  The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board and except as hereinafter provided, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  No such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval, or (ii) adopt, amend or repeal the By-laws.  The notice provisions of these By-laws pertaining to directors’ meetings shall also apply to all committee meetings.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.  Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 4(d) of Article 2.  The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

6.  ACTION IN WRITING.  Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

7.  PARTICIPATION BY REMOTE COMMUNICATION.  Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

8.  COMPENSATION OF DIRECTORS.  The Board may establish reasonable compensation of all directors.

ARTICLE 3

OFFICERS

1.  DESIGNATION.  The Board shall elect a President and a Secretary, and may elect one or more Vice Presidents (including Executive, Senior and/or Assistant Vice Presidents), a Treasurer, Assistant Secretaries, Assistant Treasurers, and such other officers and agents as are desired.  In addition, the Board may elect a Chairman of the Board, a Chief Executive Officer and a Chief Operating Officer as they shall deem necessary.  The President may but need not be a director.  Any number of offices may be held by the same person.

2.  TERMS OF OFFICE.  Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board following the next annual meeting of stockholders and until his successor has been elected and qualified or until his or her earlier death, resignation or removal.

3.  CHAIRMAN OF THE BOARD.  The Chairman of the Board, if one be elected, shall preside at all meetings of the stockholders and at all meetings of the Board, and shall have such other power and authority and perform such other duties as may be prescribed by these By-laws or as may be assigned from time to time by the Board.

4.  CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer, if one be elected, shall, in the absence or disability of the Chairman of the Board, preside at all meetings of the stockholders, and shall have general supervision, direction and control of the business and affairs of the Corporation subject to the authorization and control of the Board, and shall have such other power and authority and perform such other duties as may be prescribed by these By-laws or as may be assigned from time to time by the Board.

In the absence or disability of the Chief Executive Officer, the President, if available, and if the President is not available the Chief Operating Officer, if available, shall have the authority, and shall perform the duties, of the Chief Executive Officer.

5. PRESIDENT.  The President shall, in the absence or the inability of the Chief Executive Officer, preside at all meetings of the stockholders.  The President shall have general and active management, direction and supervision over the business and affairs of the Corporation and over its several subordinate officers.  In the absence or disability of the Chief Executive Officer, the President, if available, shall have the authority, and shall perform the duties, of the Chief Executive Officer.

6.  CHIEF OPERATING OFFICER.  The Chief Operating Officer shall, in the absence or the inability of the President, preside at all meetings of the stockholders.  The Chief Operating Officer, if one be elected, shall have such power and authority and perform such duties as may be prescribed by these By-laws or as may be assigned from time to time by the Board.

In the absence or disability of the President, the Chief Operating Officer, if available, shall have the authority, and shall perform the duties, of the President.  In addition, in the absence or disability of the Chief Executive Officer and the President, the Chief Operating Officer, if available, shall have the authority and perform the duties of the Chief Executive Officer.

7.  VICE PRESIDENTS.  Each Vice President shall have such powers and perform such duties as the Board, the Chief Executive Officer or the President may prescribe.  In the absence or inability of the Chief Operating Officer to act, the Vice Presidents (in the order determined by the Chief Executive Officer or by the Board, or if there be no such determination, in the order of the election of Executive Vice Presidents, then of Senior Vice Presidents, then of Vice Presidents, and finally of Assistant Vice Presidents) may perform all the duties and may exercise any of the powers of the Chief Operating Officer.  The performance of any such duty by a Vice President shall be conclusive evidence of his power to act.

8.  SECRETARY.  The Secretary shall have charge of the minutes of all proceedings of the stockholders and of the Board. He or she shall attend to the giving of all notices to stockholders and directors.  He or she shall have charge of the seal of the Corporation and shall attest the same by his or her signature whenever required.  He or she shall have charge of the record of stockholders of the Corporation, and of such other books and papers as the Board may direct.  He or she shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to him or her by the President or the Board.

9.  TREASURER.  The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and shall deposit the same to the credit of the Corporation in such banks or depositaries as the President may authorize.  He or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation.  He or she shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to him or her by the President or by the Board.

10.  ASSISTANT SECRETARIES.  In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary.  The performance of any such duty shall be conclusive evidence of his or her power to act.  An Assistant Secretary shall also perform such other duties as the President, the Secretary or the Board may assign to him or her.

11.  ASSISTANT TREASURERS.  In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer.  The performance of any such duty shall be conclusive evidence of his or her power to act.  An Assistant Treasurer shall also perform such other duties as the President, the Treasurer or the Board may assign to him or her.

12.  REMOVAL.  The Board may remove any officer for cause or without cause.

ARTICLE 4

INDEMNIFICATION

1.  INDEMNIFICATION AND INSURANCE.  (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or that such director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity at the request of the Corporation while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, penalties arising under the Employee Retirement Income Security Act of 1974), excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) of Section 1 of this Article 4 the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board.  The right to indemnification conferred in this Section 1 of this Article 4 shall be a contract right and shall include the right to be paid by the Corporation the expenses, including attorneys’ fees, incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 of this Article 4 or otherwise.  The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same or different scope and effect as the foregoing indemnification of directors and officers.

(b)  If a claim under paragraph (a) of Section 1 of this Article 4 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than it permitted the Corporation to provide prior to such amendment) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c)  To obtain indemnification under this Article 4, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as are reasonably available to the claimant and are reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 1(c) of Article 4, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event that the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the 2008 Omnibus Equity Incentive Plan of Liquidnet Holdings, Inc., in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

2.  BINDING DETERMINATION.  If a determination shall have been made pursuant to Section 1(c) of this Article 4 hereof that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 1(b) of this Article 4 hereof.

3.  PRECLUSION.  The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 1(b) of this Article 4 that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article 4.

4.  NON-EXCLUSIVITY OF RIGHTS.  The right to indemnification and the payment of expenses conferred in this Article 4 shall not be deemed exclusive of any other right to which any person seeking indemnification or payment of expenses may be entitled under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.  No amendment or other modification of this Article 4 shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation in respect of any occurrence or matter arising prior to any such repeal or modification, which rights shall vest and shall be final and non-repealable as of and from the time of any such occurrence or matter.

5.  INSURANCE.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

6.  INDEMNIFICATION FOR EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 4 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

7.  ILLEGALITY. If any provision or provisions of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article 4 (including, without limitation, each portion of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, each such portion of this Article 4 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

8. DEFINITIONS.   For purposes of this Article 4:

(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article 4.

9.  NOTICES.  Any notice, request or other communication required or permitted to be given to the Corporation under this Article 4 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

10.  AMENDMENT.   The rights conferred upon indemnitees in this Article 4 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this Article 4 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE 5

CONTRACTS, LOANS, CHECKS, NOTES, DRAFTS, ETC.

Contracts, checks, notes, drafts, acceptances, bills of exchange and other instruments, orders or obligations for the payment of money shall be signed by the President or by such officer or officers or person or persons as the Board, the Chief Executive Officer, the Chief Operating Officer or the President shall from time to time determine.

ARTICLE 6

CORPORATE SEAL

The corporate seal shall be in such form as the Board shall prescribe.

ARTICLE 7

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board.

ARTICLE 8

AMENDMENTS

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, and subject to the terms of any series of preferred stock, the Board shall have the power to adopt, amend, alter or repeal these By-laws pursuant to a resolution approved by a majority of the Board or by unanimous written consent.  These By-laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least 66 2/3% of the voting power of the capital stock issued and outstanding and entitled to vote thereon, voting together as a single class, in addition to any other vote required by law or the Certificate of Incorporation.